                                                                    EXHIBIT 1.1


                                                                 CONFORMED COPY

================================================================================



                                K N ENERGY, INC.

                             (a Kansas corporation)





                        3,100,000 Shares of Common Stock





                               PURCHASE AGREEMENT





Dated:  July 31, 1996


================================================================================

                                K N ENERGY, INC.
                             (a Kansas corporation)

                        3,100,000 Shares of Common Stock
                            (Par Value $5 Per Share)


                               PURCHASE AGREEMENT



                                                                   July 31, 1996



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
HOWARD, WEIL, LABOUISSE, FRIEDRICHS INCORPORATED
PETRIE PARKMAN & CO., INC.
SALOMON BROTHERS INC
as Representatives of the several Underwriters
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

                 K N Energy, Inc., a Kansas corporation (the "Company"), and Cabot Corporation, a Delaware corporation (the "Selling Stockholder"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Howard Weil, Labouisse, Friedrichs Incorporated, Petrie Parkman & Co., Inc. and Salomon Brothers Inc are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company and the Selling Stockholder, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $5 per share, of the Company ("Common Stock") set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in
Section 2(b) hereof to purchase all or any part of 465,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 3,100,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 465,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

                 The Company and the Selling Stockholder understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

                 The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 dated June 27, 1994 (Registration No. 33-54317, the "1994 Registration Statement"), including the related prospectus dated July 13, 1994 (the "1994 Prospectus"), and a registration statement on Form S-3 dated May 23, 1996 (Registration No. 333-04385, the "1996 Registration Statement"), including the related prospectus dated June 18, 1996 (the "1996 Prospectus" and, together with the 1994 Prospectus, the "Prospectuses"), for the registration of its Common Stock (including the Securities) under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statements and any Rule 462(b) Registration Statement (as defined below) have each been declared effective by the Commission. As provided in Section 3(a), a prospectus supplement relating to the Securities, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 of the 1933 Act Regulations. Such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement." The 1994 Registration Statement and the 1996 Registration Statement, each as amended at the date hereof, including, in each case, the exhibits thereto, are herein called the "Registration Statement," and the Prospectuses included therein relating to all offerings of Securities under the Registration Statement, as supplemented by the Prospectus Supplement, are herein called the "Prospectus;" provided, however, that, if such Prospectuses are amended or supplemented on or after the date hereof but prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to such Prospectuses as so amended or supplemented and as supplemented by the Prospectus Supplement; and provided, further, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"); and provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration

Statement. For purposes of this Agreement, all references to the Registration Statement, Prospectus, Prospectus Supplement or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                 All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

                 Section 1. Representations and Warranties. (a) The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time (defined below) and as of each Date of Delivery (defined below), and agrees with each Underwriter, as follows:

                 (i) At the respective times that the 1994 Registration Statement, the 1996 Registration Statement, any Rule 462(b) Registration Statement, and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission) became effective, on the date hereof and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and, subject to the proviso in the next succeeding sentence, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. On the date hereof and at the Closing Time (and, if any Option Securities are purchased, at such Date of Delivery), the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to statements or omissions made in reliance upon and in conformity with
         (A) information furnished in writing to the Company by or on behalf of any Underwriter, directly or through Merrill Lynch, expressly for use in the Registration Statement or the Prospectus, or

         (B) information relating to the Selling Stockholder appearing in the Registration Statement or the Prospectus.

                 Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the 1933 Act Regulations, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (ii) The documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or at the time they were filed with the Commission, or to the extent such documents were subsequently amended prior to the date hereof, at the time so amended, complied in all material respects with the requirements of the 1934 Act, and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, do not and will not, on the date hereof and at the Closing Time (and, if any Option Securities are purchased, at such Date of Delivery), include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (iii) Arthur Andersen LLP, who have reported upon the audited financial statements and schedules included or incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                 (iv) This Agreement has been duly authorized, executed and delivered by the Company.

                 (v) The audited consolidated financial statements included in the Company's Annual Report to Stockholders for 1995 and incorporated by reference in the Registration Statement, and any more recent consolidated financial statements included or incorporated by reference in the Registration Statement, present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as may be otherwise stated therein) throughout the periods involved. The related supplemental schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial data, if any, included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the latest audited consolidated financial statements included or incorporated by reference in the Registration Statement.

                 (vi) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Kansas with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                 (vii) Each subsidiary of the Company which is a "significant subsidiary" as defined in Rule 405 of Regulation C of the 1933 Act Regulations (hereinafter referred to as a "Subsidiary") is listed on Annex A hereto and is a corporation duly incorporated and validly existing in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; and each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, directly or through one or more subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                 (viii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock, including the Securities to be purchased by the Underwriters from the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriters from the Selling Stockholder, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                 (ix) The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability under the laws of the State of Kansas or the State of Colorado by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                 (x) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been
         (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise.

                 (xi) Neither the Company nor any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise. The execution and delivery by the Company of this Agreement, the issuance and delivery of the Securities, the consummation by the Company of the transactions contemplated herein and in the Registration Statement and compliance by the Company with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise) or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of its properties.

                 (xii) At the Closing Time (and, if any Option Securities are purchased, at such Date of Delivery), there shall have been issued and there shall be in full force and effect, orders of the Public Utilities Commission of Colorado and the Public Service Commission of Wyoming, respectively, authorizing the issuance and sale of the Securities on the terms herein set forth or contemplated, and no other authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act, the 1933 Act Regulations and the securities or blue sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the Securities by the Company.

                 (xiii) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary that is required to be disclosed in the Prospectus.

                 (xiv) There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                 (xv) The Company and the Subsidiaries each has statutory authority and owns, possesses or has obtained all material governmental licenses, permits, franchises, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, franchises, certificates, consents, orders, approvals or authorizations.

                 (xvi) The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

                 (xvii) Except as described in the Registration Statement or except as would not, singly or in the aggregate, result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or any action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any if its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                 (xviii) To the knowledge of the Company no person or corporation which is a "holding company" or a "subsidiary of a holding company", within the meaning of such terms as defined in the Public Utility Holding Company Act of 1935 ("PUHCA"), directly or indirectly owns, controls or holds with power to vote 10% or more of the outstanding voting securities of the Company; and the Company is not a "holding company" or to its knowledge a "subsidiary of a holding company" as so defined.

                 (b) The Selling Stockholder represents and warrants to each Underwriter as of the date hereof and as of the Closing Time and agrees with each Underwriter that:

                 (i) To the extent that any statements or omissions made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with information relating to the Selling Stockholder appearing therein, such preliminary prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Selling Stockholder is not prompted to sell the Securities to be sold by the Selling Stockholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectus.

                 (ii) The Selling Stockholder has the full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Stockholder hereunder. The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by the Selling Stockholder and the consummation of the transactions contemplated herein and compliance by the Selling Stockholder with its obligations hereunder have been duly authorized by the Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by the Selling Stockholder or any property or assets of the Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder may be bound, or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Stockholder or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholder or any of its properties.

                 (iii) The Selling Stockholder has and will at the Closing Time have good and marketable title to the Securities to be sold by the Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Securities purchased by it from the Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

                 (iv) The Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                 (v) No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Selling Stockholder of its obligations hereunder or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                 (vi) During a period of 90 days from the date hereof, the Selling Stockholder will not, without prior written consent of Merrill Lynch, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

                 (vii) Certificates for all of the Securities to sold by the Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, will have been placed in custody with The Bank of New York, as transfer agent, by the Closing Time with conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

                 (viii) Neither the Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD.

                 (c) Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholder as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Stockholder to each Underwriter as to the matters covered thereby.

                 Section 2. Purchase and Sale. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Stockholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Stockholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or the Selling Stockholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the names of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

                 (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 465,000 shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part on not more than two dates of delivery during such period only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be earlier than two or later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

                 (c) Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Stockholder, at 10:00 A.M. (Eastern time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Stockholder (such time and date of payment and delivery being herein called the "Closing Time").

                 In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above- mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Stockholder, on each Date of Delivery as specified in the notice from the Representatives to the Company.

                 Payment shall be made to the Company and the Selling Stockholder by wire transfer of immediately available funds to bank accounts designated by the Company and the Selling Stockholder, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

                 (d) Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

                 Section 3. Certain Covenants of the Company. The Company covenants with each Underwriter as follows:

                 (a) If reasonably requested by you in connection with the offering of the Securities, the Company will prepare a preliminary prospectus supplement containing such information as you and the Company deem appropriate, and, prior to or immediately following the execution of this Agreement, the Company will have prepared or will prepare a Prospectus Supplement that complies with the 1933 Act and the 1933 Act Regulations and that sets forth the number of Securities and their terms not otherwise specified in the Prospectuses, the name of each Underwriter participating in the offering and number of Securities that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company and the Selling Stockholder, any initial public offering price, any selling concession and reallowance, and such other information as you and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the 1933 Act Regulations and will furnish to the Underwriters as many copies of any preliminary prospectus supplement and the Prospectus as you shall reasonably request.

                 (b) If, at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(d), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

                 (c) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company will, subject to Section 3(d), file promptly all documents required to be filed with the Commission pursuant to
         Section 13, 14 or 15(d) of the 1934 Act.

                 (d) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company will inform you of its intention to file any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus; will furnish you with copies of any such amendment, supplement or other document a reasonable time in advance of filing; and will not file any such amendment, supplement or other document in a form to which you or your counsel shall reasonably object; except that the Company shall inform you of its intention to file documents pursuant to
         Section 14(d) of the 1934 Act and shall furnish you with copies of such documents immediately upon the filing thereof, and you or your counsel shall not be entitled to object thereto other than pursuant to
         Section 3(b). The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (e) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmission to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus,
         (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

                 (f) The Company has furnished or will furnish to you as many signed copies of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Registration Statement became effective, copies of all exhibits and documents filed therewith or incorporated by reference therein (through the end of the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities) and signed copies of all consents and certificates of experts, as you may reasonably request, and has furnished or will furnish to you, for each of the Underwriters, one conformed copy of the Registration Statement (as originally filed) and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits, but excluding any such documents filed by the Company under the 1934 Act prior to the end of the most recent fiscal year for which the Company has filed an Annual Report on Form 10-K). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (g) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Company will also supply you with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as you may request.

                 (h) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations), covering (i) a period of 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date and (ii) a period of 12 months beginning after the date of this Agreement but not later than the first day of the Company's fiscal quarter next following the date of this Agreement.

                 (i) The Company will comply with all rules and regulations of the New York Stock Exchange in respect of the listing of the Common Stock and will use its best efforts to cause the Securities to be eligible for trading thereon.

                 (j) For a period of five years after the Closing Time, the Company will furnish to you and, upon request, to each Underwriter, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders generally.

                 (k) During a period of 90 days from the date hereof, the Company will not, without the prior written consent of Merrill Lynch,
         (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder,
         (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus or (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, any non-employee director stock option plan or dividend reinvestment plan.

                 (l) The Company will apply the proceeds from the sale of the Securities for the purposes set forth under the caption "Use of Proceeds" in the Prospectus.

                 Section 4. Payment of Expenses. The Company will pay all costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectus supplements and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the preparation, printing and distribution of this Agreement, the Securities and the Blue Sky Survey, (c) the delivery of the Securities to the Underwriters, (d) the fees and disbursements of the Company's counsel and accountants, (e) the fees and expenses of any transfer agent or registrar for the Securities, and (f) the qualification of the Securities under the applicable securities laws in accordance with Section 3(g) and any filing for review of the offering with the NASD, including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey. The Selling Stockholder will pay the fees and disbursements of its counsel and any stock transfer taxes payable by reason of its sale of Securities hereunder.

                 If this Agreement is terminated by you in accordance with the provisions of Section 5 or 9(a)(i), the Company shall reimburse the Underwriters for all their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

                 Section 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Securities hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder contained herein or in certificates of any officer of the Company or Subsidiary or on behalf of the Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                 (a) At the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters.

                 (b) At the Closing Time, you shall have received a signed opinion, dated as of the Closing Time, of Vinson & Elkins L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

                 (c) At the Closing Time, you shall have received a signed opinion, dated the Closing Time, of Martha B. Wyrsch, Vice President and Deputy General Counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

                 (d) At the Closing Time, you shall have received signed opinions, dated as of the Closing Time, of local counsel in each of Colorado, Kansas, Nebraska and Wyoming, in each case in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of each such opinion for each of the other Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

                 (e) At Closing Time, you shall have received the favorable opinion, dated as of Closing Time, of Robert Rothberg, Vice President and General Counsel to the Selling Stockholder, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Underwriters may reasonably request.

                 (f) At the Closing Time, you shall have received the favorable opinion of Shearman & Sterling, counsel for the Underwriters, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other

         Underwriters, to the effect that the opinions delivered pursuant to Sections 5(b), 5(c), 5(d) and 5(e) appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Securities, this Agreement, the Registration Statement, the Prospectus, the documents incorporated by reference and such other related matters as you may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

                 (g) At the Closing Time, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall have no liability for any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter, directly or through Merrill Lynch, expressly for use in the Registration Statement or Prospectus, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Prospectus, (iv) the Company shall have complied with and satisfied all conditions on its part under this Agreement to be performed and satisfied at or prior to the Closing Time and (v) the other representations and warranties of the Company set forth in
         Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing

         Time, you shall have received a certificate of the Chairman, the President, a Vice President or the Treasurer of the Company, dated as of the Closing Time, to such effect.

                 (h) At Closing Time, you shall have received a certificate of an officer or Attorney-in-Fact on behalf of the Selling Stockholder, dated as of the Closing Time, to the effect that (i) the representations and warranties of the Selling Stockholder contained in
         Section 1(b) hereof are true and correct in all respects as though expressly made at and as of the Closing Time and (ii) the Selling Stockholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

                 (i) You shall have received the letter or letters specified in Sections 1 and 2 of Exhibit E at the date hereof and the letter specified in Section 3 of Exhibit E hereto at the Closing Time.

                 (j) Between the date of this Agreement and the Closing Time, (i) no downgrading shall have occurred in the rating accorded to any of the Company's debt securities or preference or preferred stock by Standard & Poor's Ratings Group or Moody's Investors Service and
         (ii) neither such rating organization shall have announced publicly that it has placed, or informed the Company or you that it intends to place, any of the Company's debt securities or preference or preferred stock on what is commonly referred to as a "watchlist" for possible downgrading, in a manner or to an extent indicating a materially greater likelihood of a downgrading of the type described in clause
         (i) above occurring than was the case as of the date of this Agreement.

                 (k) The Securities shall be eligible for trading on the New York Stock Exchange.

                 (l) In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                          (i) A certificate, dated such Date of Delivery, of the Chairman, the President, a Vice President or the Treasurer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

                          (ii) The favorable opinion of Vinson & Elkins L.L.P., counsel for the Company, together with the favorable opinions of Polsinelli, White, Vardeman & Shalton, special Kansas counsel for the Company, and Martha B. Wyrsch, Vice President and Deputy General Counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(b), 5(c) and 5(d) hereof.

                          (iii) The favorable opinion of Shearman & Sterling, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

                          (iv) A letter from Arthur Andersen LLP, dated such Date of Delivery, substantially in the same form as the letter specified in Section 3 of Exhibit E and furnished to the Representatives pursuant to Section 5(i) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                 (m) At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and the matters referred to in
         Section 5(f) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company and the Selling Stockholder, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Selling Stockholder at or prior to the Closing Time or such Date of Delivery in connection with the authorization, issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and to counsel for the Underwriters.

                 If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities may be terminated by the Representatives on notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in

Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

                 Section 6. Indemnification. (a) The Company and the Selling Stockholder, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below; provided, however, that the Selling Stockholder's aggregate liability under this Section 6 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount but before deducting expenses) received by the Selling Stockholder from the sale of its shares of Common Stock pursuant to this Agreement:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but, with respect to the Selling Stockholder, only with reference to information relating to such Selling Stockholder appearing in the Registration Statement (or any amendment thereto), any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto);

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Selling Stockholder; and

                 (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto); and provided further, however, that this indemnity, as to any preliminary prospectus supplement, shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any loss, claim, damage, liability or litigation arising from the sale of Securities to any person by such Underwriter if such Underwriter failed to send or give a copy of the Prospectus, as the same may be supplemented or amended, to such person within the time required by the 1933 Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact in such preliminary prospectus supplement was corrected in the Prospectus, unless such failure resulted from noncompliance by the Company with
Section 3(a).

                 (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Stockholder, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto).

                 (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying party, may assume the defense of such action with counsel chosen by it and approved by the indemnified party or parties defendant in such action, unless such indemnified party or parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying party or parties shall not be liable for any fees and expenses of counsel for the indemnified party or parties incurred thereafter in connection with such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                 (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice in reasonable detail to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

                 (e) The provisions of this Section shall not affect any agreement between the Company and the Selling Stockholder with respect to indemnification.

                 Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling

Stockholder on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                 The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company or the Selling Stockholder and the total underwriting discount received by the Underwriters, in each case as set forth on the cover page of the Prospectus Supplement, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

                 The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation (even if the Underwriters were considered one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this
Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                 Notwithstanding the provisions of this Section 7 (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and
(ii) the Selling Stockholder shall not be required to contribute any amount in excess of the net proceeds (after deducting the underwriting discount but before deducting expenses) received by such Selling Stockholder from the sale of its shares of Common Stock pursuant to this Agreement.

                 No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

                 Section 8. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or in certificates of the Selling Stockholder submitted pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or the Selling Stockholder or any Underwriter or controlling person and will survive delivery of and payment for the Securities.

                 Section 9. Termination of Agreement. (a) The Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholder, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any new outbreak of hostilities or escalation of existing hostilities or other calamity or crisis the effect of which is such as to make it, in your judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities or (iii) if trading in any securities of the Company has been suspended by the Commission or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission or any other governmental authority or (iv) if a banking moratorium has been declared by either federal or New York authorities.

                 (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

                 Section 10. Default. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities that it or they are obligated to purchase (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non- defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives have not completed such arrangements within such 24-hour period, then:

                 (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                 (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

                 No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                 In the event of any such default that does not result in a termination of this Agreement or, in the case of a Date of Delivery, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, either the Representatives or the Company and the Selling Stockholder shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

                 Section 11. Default by the Selling Stockholder or the Company. (a) If the Selling Stockholder shall fail at Closing Time to sell and deliver the number of Securities which the Selling Stockholder is obligated to sell hereunder, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Company, either

(a) terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Securities which the Company has agreed to sell hereunder. No action taken pursuant to this
Section 11 shall relieve the Selling Stockholder so defaulting from liability, if any, in respect of such default.

                 In the event of a default by the Selling Stockholder as referred to in this Section 11, each of the Representatives and the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

                 (b) If the Company shall fail at Closing Time or at a Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party except that the provisions of Sections 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

                 Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed as set forth in Schedule II. Notices to the Company shall be directed to it at P.O. Box 281304, Lakewood, Colorado 80228-8304, Attention of the Vice President and Chief Financial Officer and of the General Counsel, or if delivered or transmitted, to it at 370 Van Gordon Street, Lakewood, Colorado 80228, Attention of the Vice President and Chief Financial Officer and of the General Counsel, and notices to the Selling Stockholder shall be directed to 75 State Street, Boston, Massachusetts 02109-1809, Attention of the Chief Financial Officer and of the General Counsel.

                 Section 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Stockholder and their respective successors and the controlling persons, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholder and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase. If there are two or more Underwriters, all of their obligations hereunder are several and not joint.

                 Section 14. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

                 Section 15. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                 Section 16. Counterparts. This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Stockholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Company, the Selling Stockholder and the Underwriters in accordance with its terms.

                                        Very truly yours,

                                        K N ENERGY, INC.


                                        By:    /s/ Clyde E. McKenzie
                                             ----------------------------------
                                             Name: Clyde E. McKenzie
                                             Title: Vice President and Chief
                                                         Financial Officer

                                        CABOT CORPORATION


                                        By:    /s/ Kenyon C. Gilson
                                             ----------------------------------
                                             Name: Kenyon C. Gilson
                                             Title: Executive Vice President and
                                                         Chief Financial Officer
Confirmed and Accepted
  as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
HOWARD, WEIL, LABOUISSE, FRIEDRICHS INCORPORATED
PETRIE PARKMAN & CO., INC.
SALOMON BROTHERS INC

By:  Merrill Lynch Pierce, Fenner & Smith
                      Incorporated


By:    /s/ Anthony V. Leness
     -------------------------------------
     Authorized Signature

For themselves and as Representatives
  of the other Underwriters named in Schedule A

                                                             SCHEDULE A
                                                                 to
                                                             Purchase Agreement
                                                             Dated July 31, 1996

                                                                     Number of
Name of Underwriter                                                  Initial Securities
- -------------------                                                  ------------------
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated  . . . . . . . . . . . . . . . . . . .        392,500
Howard, Weil, Labouisse, Friedrichs Incorporated  . . . . . . . . .        392,500
Petrie Parkman & Co., Inc.  . . . . . . . . . . . . . . . . . . . .        392,500
Salomon Brothers Inc  . . . . . . . . . . . . . . . . . . . . . . .        392,500
Dean Witter Reynolds Inc. . . . . . . . . . . . . . . . . . . . . .        130,000
Dillon, Read & Co. Inc. . . . . . . . . . . . . . . . . . . . . . .        130,000
Donaldson, Lufkin & Jenrette Securities Corporation . . . . . . . .        130,000
A.G. Edwards & Sons, Inc. . . . . . . . . . . . . . . . . . . . . .        130,000
Jefferies & Company, Inc. . . . . . . . . . . . . . . . . . . . . .        130,000
Edward D. Jones & Co. . . . . . . . . . . . . . . . . . . . . . . .        130,000
Prudential Securities Incorporated  . . . . . . . . . . . . . . . .        130,000
Smith Barney Inc. . . . . . . . . . . . . . . . . . . . . . . . . .        130,000
Wasserstein Perella Securities, Inc.  . . . . . . . . . . . . . . .        130,000
Dain Bosworth Incorporated  . . . . . . . . . . . . . . . . . . . .         60,000
EVEREN Securities, Inc. . . . . . . . . . . . . . . . . . . . . . .         60,000
Hanifen, Imhoff Inc.  . . . . . . . . . . . . . . . . . . . . . . .         60,000
Piper Jaffray Inc.  . . . . . . . . . . . . . . . . . . . . . . . .         60,000
Rauscher Pierce Refsnes, Inc. . . . . . . . . . . . . . . . . . . .         60,000
Rodman & Renshaw, Inc.  . . . . . . . . . . . . . . . . . . . . . .         60,000
                                                                     -------------

Total     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3,100,000
                                                                     =============

                                                             SCHEDULE B
                                                                 to
                                                             Purchase Agreement
                                                             Dated July 31, 1996


                                             Number of Initial                 Maximum Number of Option
                                           Securities to be Sold                Securities to be Sold
                                      --------------------------------   ------------------------------------
 K N Energy, Inc.  . . . . . . . .                    1,250,000                              465,000

 Cabot Corporation . . . . . . . .                    1,850,000                                    0
                                                      ---------                           ----------

 Total . . . . . . . . . . . . . .                    3,100,000                              465,000
                                                      =========                              =======

                                                             SCHEDULE C
                                                                 to
                                                             Purchase Agreement
                                                             Dated July 31, 1996

                                K N ENERGY, INC.
                        3,100,000 Shares of Common Stock
                            (Par Value $5 Per Share)


         1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $32.25.

         2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $31.16, being an amount equal to the initial public offering price set forth above less $1.09 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                                             EXHIBIT A
                                                                to
                                                             Purchase Agreement
                                                             Dated July 31, 1996

               FORM OF OPINION OF VINSON & ELKINS L.L.P., COUNSEL
                        TO THE COMPANY, TO BE DELIVERED
                            PURSUANT TO SECTION 5(b)


                 (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Kansas with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus.

                 (ii) The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment therefor, will be validly issued and fully paid and non-assessable and no holder of such Securities is or will be subject to personal liability by reason of being such a holder.

                 (iii) The issuance and sale of the Securities by the Company and the sale of the Securities by the Selling Stockholder are not subject to preemptive or other similar charter or statutory rights of any securityholder of the Company.

                 (iv) The Securities conform in all material respects as to legal matters to the description thereof contained in the Prospectus.

                 (v) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

                 (vi) No authorization, approval, consent or license of any federal or State of Texas government, governmental instrumentality or court (other than under the 1933 Act and the securities or blue sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the Securities of the Company.

                 (vii) The execution and delivery by the Company of the Purchase Agreement, the issuance and delivery of the Securities, the consummation by the Company of the transactions contemplated in the Purchase Agreement and in the Registration Statement and compliance by the Company with the terms of the Purchase Agreement do not and will not result in any violation of the charter or by-laws of the Company.

                 (viii) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are threatened under the 1933 Act.

                 (ix) The Registration Statement, including any Rule 462(b) Registration Statement, and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement thereto (except for the financial statements and other financial or geological data included therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                 In addition, such counsel shall state that such counsel has participated in the preparation of the Registration Statement and the Prospectus (other than the documents incorporated by reference therein) and participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of your legal counsel and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Such counsel shall also state that although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus except as stated above and except as they relate to such counsel, such counsel advises you that, on the basis of the foregoing, no facts have come to such counsel's attention which lead such counsel to believe that (A) the Registration Statement or any amendments thereto (other than the financial statements and other financial and geological information included or incorporated by reference therein as to which such counsel need not comment, and except to the extent that any statement therein is modified or superseded in the Registration Statement), at the time the Registration Statement initially became effective, on the effective date of the most recent post-effective amendment thereto, if any, on the date of the filing of the latest annual report on Form 10-K after the initial effective date of the Registration Statement, or on the date of the Purchase Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus or any amendment or supplement thereto (other than the financial statements and other financial and geological information included or incorporated by reference therein as to which such counsel need not comment, and except to the extent that any statement therein is modified or superseded in the Prospectus), at the time the Prospectus Supplement was issued or at the Closing Time or a Date of Delivery, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Texas and the federal law of the United States, upon opinions of local counsel, general counsel for the Company and counsel for the Underwriters referred to in paragraphs (c), (d) and (f) of Section 5 of the Purchase Agreement, in which case the opinion shall state that they believe you and such counsel are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

                                                             EXHIBIT B
                                                               to
                                                             Purchase Agreement
                                                             Dated July 31, 1996

              FORM OF OPINION OF MARTHA B. WYRSCH, VICE PRESIDENT
               AND DEPUTY GENERAL COUNSEL FOR THE COMPANY, TO BE
                       DELIVERED PURSUANT TO SECTION 5(c)


                 (i) The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction, other than the state of its incorporation, in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                 (ii) Each Subsidiary is a corporation duly incorporated and validly existing in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business, except to the extent that the failure to be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                 (iii) Each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                 (iv) The shares of issued and outstanding Common Stock, including the Securities to be purchased by the Underwriters from the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable; and (A) none of the outstanding shares of Common Stock being sold by the Selling Stockholder to the Underwriters pursuant to the Purchase Agreement was issued in violation of the preemptive or other similar rights of any securityholder of the Company and (B) none of the other shares of Common Stock was issued in violation of the preemptive or other similar rights known to such counsel of any securityholder of the Company.

                 (v) All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; all of such shares are owned by the Company, directly or through one or more subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; no holder thereof is subject to personal liability by reason of being such a holder and none of such shares was issued in violation of the preemptive rights of any stockholder of the Subsidiaries.

                 (vi) To the knowledge of such counsel, neither the Company nor any Subsidiary is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement.

                 (vii) The execution and delivery by the Company of the Purchase Agreement, the issuance and delivery of the Securities, the consummation by the Company of the transactions contemplated therein and in the Registration Statement and compliance by the Company with the terms of the Purchase Agreement do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under (A) any indenture, mortgage or loan agreement, or any other agreement or instrument known to such counsel, to which the Company or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise), (B) any existing applicable law, rule or regulation (other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion), or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, known to such counsel having jurisdiction over the Company or any Subsidiary or any of its properties.

                 (viii) The documents incorporated by reference in the Prospectus (except for the financial statements and other financial or geological data included therein or omitted therefrom, as to which such counsel need express no opinion, and except to the extent that any statement therein is modified or superseded in the Prospectus), as of the dates they were filed with the Commission or to the extent such documents were subsequently amended prior to the date hereof, at the time so amended, comply as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

                 (ix) Such counsel does not know of any statutes or regulations, or any pending or threatened legal or governmental proceedings, required to be described in the Prospectus that are not described as required, nor of any contracts or documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.

                 (x) The descriptions in the Prospectus of the statutes, regulations, legal or governmental proceedings, contracts and other documents therein described are accurate and fairly summarize the information required to be shown.

                 (xi) The Public Utilities Commission of Colorado and the Public Service Commission of Wyoming have duly authorized the issue and sale of the Securities; such authorizations are, to the best of such counsel's knowledge, still in full force and effect and are sufficient for the issue and sale of the Securities; the issue and sale of the Securities are in conformity with the terms of such authorizations; and no other authorization, approval, consent or license of any governmental instrumentality or court, domestic or foreign (other than the 1933 Act and the securities or blue sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the Securities, or, if so required, all such authorizations, approvals, consents and licenses specifying the same, have been obtained and are, to the best of such counsel's knowledge, in full force and effect.

                 (xii) The Company and its Subsidiaries hold all requisite Certificates of Public Convenience and Necessity from the Federal Energy Regulatory Commission to enable them to carry on the respective businesses in which they are engaged. Each of the Company and the Subsidiaries holds all material regulatory approvals, including all material franchises, permits and rights, as are necessary in the state of Kansas to own its properties and conduct its business as described in the Prospectus.

                 (xiii) To the knowledge of such counsel, after due inquiry, no person or corporation which is a "holding company" or a "subsidiary of a holding Company", within the meaning of such terms as defined in PUHCA, directly or indirectly owns, controls or holds with power to vote 10% or more of the outstanding voting securities of the Company; and the Company is not a "holding company" or to the knowledge of such counsel, after due inquiry, a "subsidiary of a holding company" as so defined.

         In addition, such counsel shall state that such counsel has participated in the preparation of the Registration Statement and the Prospectus (including the documents incorporated by reference therein) and participated in conferences with representatives of the independent public accountants for the Company, representatives of your legal counsel and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Such counsel shall also state that although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus except as stated above, such counsel advises you that, on the basis of the foregoing, no facts have come to such counsel's attention which lead such counsel to believe that
(A) the Registration Statement or any amendments thereto (other than the financial statements and other financial and geological information included or incorporated by reference therein as to which such counsel need not comment), at the time the Registration Statement initially became effective, on the effective date of the most recent post-effective amendment thereto, if any, on the date of the filing of the latest annual report on Form 10-K after the initial effective date of the Registration Statement, or on the date of the Purchase Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus or any amendment or supplement thereto (other than the financial statements and other financial and geological information included or incorporated by reference therein as to which such counsel need not comment), at the time the Prospectus Supplement was issued or at the Closing Time or a Date of Delivery, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Such opinion shall be limited to the laws of the State of Colorado and the federal laws of the United States and it shall be to such further effect with respect to other legal matters relating to the Purchase Agreement and the sale of the Securities under the Purchase Agreement by the Company, as counsel for the Underwriters may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of Colorado and the federal law of the United States, upon opinions of Vinson & Elkins L.L.P., local counsel, and counsel for the Underwriters referred to in paragraphs (b), (d) and (f) of Section 5 of the Purchase Agreement, in which case the opinion shall state that they believe you and such counsel are entitled to so rely.

                                                             EXHIBIT C
                                                                to
                                                             Purchase Agreement
                                                             Dated July 31, 1996


                 FORM OF OPINION OF COLORADO, KANSAS, NEBRASKA
                 AND WYOMING COUNSEL TO THE COMPANY, EACH TO BE
                       DELIVERED PURSUANT TO SECTION 5(d)


                 (i) The Company is duly qualified to transact business as a foreign corporation and is in good standing in such state.

                 (ii) The Company holds all authority from all regulatory authorities or bodies in such state necessary to permit it to own such properties as it owns and to carry on such business as it conducts in such state.

                 (iii) The material franchises, permits and rights of the Company and the Subsidiaries in each such state are valid and adequate for the business in which it is engaged, and except to the extent disclosed in such opinion there do not exist, to the knowledge of such counsel, any burdensome restrictions in connection therewith.

                 (iv) In the case of Colorado and Wyoming, the authorizations referred to in clause (xiii) of Section 1 of the Purchase Agreement are in full force and effect and constitute all requisite authority under the laws and regulations of such State (other than under the securities or blue sky laws of such State) for the issuance and sale by the Company of the Securities.

                 (v) In the case of Kansas and Nebraska, no approval, authorization, consent or other action (other than under the securities or blue sky laws of such State) is required by any regulatory authority or governmental body of such state for the valid issuance, sale and delivery by the Company of the Securities.

                 In lieu of the opinions referred to in clause (i) - (iii) above, the legal opinion of local counsel in the State of Kansas shall cover the matters set forth in clauses (i), (ii) and (iii) of Exhibit A to the Purchase Agreement, as well as the due authorization of the Purchase Agreement.

                                                             EXHIBIT D
                                                                to
                                                             Purchase Agreement
                                                             Dated July 31, 199





                      FORM OF OPINION OF ROBERT ROTHBERG,
                       VICE PRESIDENT AND GENERAL COUNSEL
                  TO THE SELLING STOCKHOLDER, TO BE DELIVERED
                            PURSUANT TO SECTION 5(e)

                 (i) No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which such counsel need express no opinion) is necessary or required to be obtained by the Selling Stockholder for the performance by the Selling Stockholder of its obligations under the Purchase Agreement or in connection with the offer, sale or delivery of Securities being sold by the Selling Stockholder.

                 (ii) The Purchase Agreement and the stock power for the transfer to you of the Securities being sold by the Selling Stockholder pursuant to the Purchase Agreement have been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

                 (iii) The execution, delivery and performance of the Purchase Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement and compliance by the Selling Stockholder with its obligations under the Purchase Agreement have been duly authorized by all necessary action on the part of the Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Selling Stockholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement known to me after due inquiry to which the Selling Stockholder is a party or by which it is bound, or to which any of the property or assets of the Selling Stockholder may be subject nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Stockholder, or any law, administrative regulation, or, to my knowledge after due inquiry, any judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over the Selling Stockholder or any of its properties.

                 (iv) The Selling Stockholder is the sole registered owner of the Securities being sold by the Selling Stockholder; upon consummation of the sale of the Securities pursuant to the Purchase Agreement, assuming the Underwriters purchase the Securities for value in good faith and without notice of any adverse claim, the Underwriters will have acquired all rights of the Selling Stockholder in the Securities free of any adverse claim, including any security interest, mortgage, pledge, lien, encumbrance, claim or equity, or a claim by the owner of the Securities, if other than the Selling Stockholder, that the endorsement by the Selling Stockholder was unauthorized or wrongful; and the Selling Stockholder has the full power and authority (A) to enter into the Purchase Agreement and (B) to sell, transfer and deliver the Securities to be sold by the Selling Stockholder under the Purchase Agreement.

                 (v) On July 13, 1994, the Selling Stockholder filed with the Commission an application in good faith for a declaration that the Selling Stockholder is not a "holding company" as such term is defined in Section 2(a)(7) of the Public Utility Holding Company Act of 1935, as amended ("PUHCA") in relation to the Company. The Commission has not yet acted on such application; and accordingly the Selling Stockholder is currently exempt from any obligation, duty or liability imposed by PUHCA.

         No facts have come to such counsel's attention which lead such counsel to believe that (A) the Registration Statement or any amendments thereto (other than the financial statements and other financial and geological information included or incorporated by reference therein as to which such counsel need not comment), at the time the Registration Statement initially became effective, on the effective date of the most recent post-effective amendment thereto, if any, on the date of the filing of the latest annual report on Form 10-K after the initial effective date of the Registration Statement, or on the date of the Purchase Agreement, contained an untrue statement of a material fact relating to the Selling Stockholder or omitted to state a material fact relating to the Selling Stockholder required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus or any amendment or supplement thereto (other than the financial statements and other financial and geological information included or incorporated by reference therein as to which such counsel need not comment), at the time the Prospectus Supplement was issued or at the Closing Time or a Date of Delivery, as the case may be, contained an untrue statement of a material fact relating to the Selling Stockholder or omitted to state a material fact relating to the Selling Stockholder required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that with respect to (A) and (B) above, such comment shall only relate to information relating to the Selling Stockholder appearing in such Registration Statement, Prospectus or any amendment or supplement to the Registration Statement or Prospectus.

         In rendering the opinion set forth in paragraph (iv) above, counsel shall be permitted to assume that the laws of the State of New York and the State of Kansas are the same as the laws of the State of Massachusetts in all respects relevant to such opinion.

                                                             EXHIBIT E
                                                                to
                                                             Purchase Agreement
                                                             Dated July 31, 1996


                   MATTERS TO BE COVERED BY LETTER OR LETTERS
                  OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                 Arthur Andersen LLP shall have furnished to you the following letter or letters (in each case in form and substance satisfactory to you):

                 (1) At the date hereof, a letter dated as of the date of the Company's most recently filed report on Form 10-K as amended (the "10-K Letter"), to the effect that:

                          (a) They are independent accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable published 1933 Act Regulations.

                          (b) In their opinion, except as disclosed in the Registration Statement, the audited consolidated financial statements and the related financial statement schedules of the Company included or incorporated by reference in such annual report on Form 10-K comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published 1933 Act Regulations with respect to Registration Statements on Form S-3 and the 1934 Act and the published 1934 Act Regulations with respect to annual reports on Form 10-K.

                          (c) Such letter shall further state that, in addition to their examinations, inspections, inquiries and other procedures referred to therein, they have performed such other procedures, specified by you, not constituting an audit, as they have agreed to perform and report on with respect to certain amounts, percentages, numerical data and other financial information in the Form 10-K and have compared certain of such amounts, percentages, numerical data and financial information with, and have found such items to be in agreement with or derived from, the detailed accounting records of the Company and its subsidiaries.

                 (2) At the date hereof, a letter or letters, if any, dated as of the date of each of the Company's quarterly reports on Form 10-Q (each a "10-Q Letter") filed prior to the date hereof and subsequent to the Company's most recently filed annual report on Form 10-K, each to the effect that:

                          (a) They reaffirm as of the date of such letter (and as though made on the date of such letter) all statements made in the 10-K Letter, and, if there are two or more 10-Q Letters, all statements made in each preceding 10-Q Letter, except that the inquiries and procedures specified therein shall have been carried out to a specified date not more than five days prior to the date of such 10-Q Letter.

                          (b) On the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of:

                                  (i) a reading of minutes of all meetings of the Company's stockholders, Board of Directors and Executive Committee from the date of the latest audited consolidated financial statements of the Company and its subsidiaries;

                                  (ii) a reading of the unaudited condensed consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the quarterly report on Form 10-Q dated the date of such 10-Q Letter; and

                                  (iii)    inquiries of certain officials of
                          the Company who have responsibility for financial and accounting matters as to (A) whether the unaudited condensed consolidated financial statements referred to in (ii) above comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the published 1934 Act Regulations with respect to Form l0-Q and (B) whether such unaudited condensed consolidated financial statements are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements referred to above;

                 all such inquiries and procedures being carried out to the specified date referred to in Section 2(a) of Exhibit E, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements included or incorporated by reference in such quarterly report on Form 10-Q do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as it applies to Form 10-Q and the related published 1934 Act Regulations or that any material modifications should be made to such unaudited condensed consolidated financial statements for them to be in conformity with generally accepted accounting principles, except as disclosed in the notes to such unaudited condensed consolidated financial statements or as otherwise described in such 10-Q Letter.

                          (c) Such letter shall further state that, in addition to their examinations, inspections, inquiries and other procedures referred to therein, they have performed such other procedures, specified by you, not constituting an audit, as they have agreed to perform and report on with respect to certain amounts, percentages, numerical data and other financial information in the Form 10-Q and have compared certain of such amounts, percentages, numerical data and financial information with, and have found such items to be in agreement with, or derived from, the detailed accounting records of the Company and its subsidiaries.

                 (3) At the Closing Time, a letter dated the Closing Time (the "Closing Letter") to the effect that:

                          (a) They reaffirm as of the date of the Closing Letter (and as though made on the date of the Closing Letter) all statements made in the 10-K Letter and in each 10-Q Letter, if any, except that the inquiries and procedures specified therein shall have been carried out to a specified date not more than five days prior to the date of the Closing Letter.

                          (b) On the basis of the inquiries and procedures referred to in Section 2(b) of Exhibit E (but carried out to the specified date referred to in Section 3(a) of Exhibit E), nothing came to their attention that caused them to believe that, from the date of the latest balance sheet of the Company and its subsidiaries included or incorporated by reference in the Prospectus to such specified date, there was:

                                  (i)      any change greater than l% (other
                          than by issuance of shares related to employee benefit plans or pursuant to the Company's Dividend Reinvestment Plan) in the common stock of the Company, as compared with the amount shown in such latest balance sheet, or any issuance of shares of any other class of capital stock of the Company;

                                  (ii) any increase greater than 10% in the total amount of consolidated short-term and long-term debt of the Company and its subsidiaries (excluding construction costs incurred in the normal course of business and gas purchases), as compared with the corresponding total amount of such debt outstanding at the date of such latest balance sheet; or

                                  (iii)    any decrease greater than 10% from
                          the date of such latest balance sheet to such specified date in consolidated operating income of the Company and its subsidiaries or in the total amount or per share amount (on a primary and fully diluted basis) of consolidated net income of the Company and its subsidiaries, as compared with the corresponding period of the preceding year, except in all instances for changes or decreases that the Prospectus discloses have occurred or may occur or that are described in the Closing Letter.

                          (c) Such letter shall further state that, in addition to their examinations, inspections, inquiries and other procedures referred to therein, they have performed such other procedures specified by you, not constituting an audit, as they have agreed to perform and report on with respect to certain amounts, percentages, numerical data and other financial information in the Registration Statement, the Prospectus and the exhibits to the Registration Statement or in the documents incorporated by reference in the Prospectus, and have compared certain of such amounts, percentages, numerical data and financial information with, and have found such items to be in agreement with or derived from, the detailed accounting records of the Company and its subsidiaries.

                 In lieu of a separate 10-K Letter and a 10-Q Letter for each of the Company's quarterly reports on Form 10-Q filed prior to the date hereof and subsequent to the Company's most recently filed annual report on Form 10-K pursuant to Sections 1 and 2 of this Exhibit E, Arthur Andersen LLP may furnish to you a single letter, dated at the date hereof, to the effect provided in Sections 1(a) and (b) and 2(b) of this Exhibit E except that the specified date referred to in Section 2(b) to which inquiries and procedures are to be carried out shall be not more than five business days prior to the date of such letter. In the event of a delivery of such a single letter, all references to the 10-K Letter and any 10-Q Letter in this Exhibit E shall be deemed to be references to such single letter.

                                    ANNEX A


                  SIGNIFICANT SUBSIDIARIES OF K N ENERGY, INC.



K N Gas Gathering Inc., a Colorado corporation

K N Gas Marketing, Inc., a Colorado corporation

K N  Interstate Gas Transmission Co., a Colorado corporation

Northern Gas Company, a Wyoming corporation

Rocky Mountain Natural Gas Company, a Colorado corporation

American Oil & Gas Corporation, a Delaware corporation